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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Organogenesis Inc. and its wholly owned subsidiaries on Form S-8 (File Nos. 33-12761, 33-41862, 33-48888, 33-48890, 33-86506, 33-86508, 33-48892 and 33-64319)
and on Form S-3 (File Nos, 33-33914, 33-40287, 33-43648, 33-60381, 33-63397 and
333-3995) in effect on the filing date of Organogenesis Inc.'s Annual Report on the Form 10-K for the year end December 31, 1997, of our report dated March 25, 1998, on our audits of the consolidated financial statements of Organogenesis Inc. and its wholly owned subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included or incorporated by reference in this Annual Report on Form 10-K.



                                                        Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 26, 1998

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